UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2006
Brigham Exploration Company
(Exact name of registrant as specified in its charter)

Delaware	000-22433	75-2692967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6300 Bridgepoint Parkway
Building Two, Suite 500
Austin, Texas 78730
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code: (512) 427-3300

Item 1.01. Entry into Material Definitive Agreement.
     On April 10, 2006, Brigham Exploration Company (“Brigham,” the “Company,” “we,” “us” or “our”), entered into its First Amendment to its Fourth Amended and Restated Credit Agreement dated June 29, 2005 with, Banc of America Securities LLC, as Lead Arranger, Bank of America, N.A., administrative agent and issuing lender, The Royal Bank of Scotland plc, as co-arranger and documentation agent, BNP Paribas, as co-arranger and syndication agent and two other banks, Hibernia National Bank and Natexas Banques Populaires. The First Amendment permits us to consummate the private placement of our 9 5/8% Senior Notes due 2014 (the “Notes”) described in Item 2.03 below, and reduces the borrowing base for our senior credit agreement to $50 million.
     The First Amendment is included herein as Exhibit 10.3 and is incorporated herein by reference. The forgoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to such document.
     On April 20, 2006, we entered into a Registration Rights Agreement, dated April 20, 2006, among us, the Guarantors and Banc of America Securities LLC., as representative of the several initial purchasers, each relating to the Notes. Pursuant to the Registration Rights Agreement, we and the Guarantors will use our reasonable best efforts to file an exchange offer registration statement with the SEC with respect to an offer to exchange the Notes for substantially identical notes that are registered under the Securities Act, and to have such registration statement declared effective by the SEC within 180 days after April 20, 2006. Additionally, we and the Guarantors have agreed to promptly commence the exchange offer after the exchange offer registration statement is declared effective by the SEC and to use our reasonable best efforts to complete the exchange offer not later than 30 days after such effective date. Under some circumstances, in lieu of a registered exchange offer, we have agreed to file a shelf registration statement with respect to the notes and to use our reasonable best efforts to keep the shelf registration statement effective until the earlier of the period specified in Rule 144(k) or the sale pursuant to the shelf registration statement of all of the Notes registered thereunder. We are required to pay additional interest if we fail to comply with our obligations to register the Notes within the specified time periods.
     The Registration Rights Agreement is included herein as Exhibit 10.2 and is incorporated herein by reference. The foregoing description of the Registration Rights Agreement and the transactions contemplated therein does not purport to be complete and is qualified in its entirety by reference to such document.
     See also Item 2.03, which is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.
     On April 12, 2006, we entered into a Purchase Agreement among Brigham, our wholly-owned subsidiaries, Brigham, Inc. and Brigham Oil & Gas, L.P. (the “Guarantors”) and Banc of America Securities LLC, as representatives of several initial purchasers, relating to our sale and issuance of $125 million in aggregate principal amount of our 9 5/8% Senior Notes due 2014.

     The Purchase Agreement is included herein as Exhibit 10.1 and is incorporated herein by reference. The forgoing description of the Purchase Agreement and the transactions contemplated therein does not purport to be complete and is qualified in its entirety by reference to such document.
     On April 20, 2006, we entered into an Indenture, dated as of April 20, 2006 (the “Indenture”), among us, the Guarantors and Wells Fargo Bank, N.A., as trustee (the “Trustee”) relating to the Notes. The Indenture contains customary events of default. Upon the occurrence of certain events of default, the Trustee or the holders of the Notes may declare all outstanding Notes to be due and payable immediately.
     The Indenture is included herein as Exhibit 4.1 and is incorporated herein by reference. The forgoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to such document.
     On April 20, 2006, the Notes were issued pursuant to the Indenture in a transaction exempt from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”). The Notes were sold within the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States only to non-U.S. persons in reliance on Regulation S under the Securities Act. The Notes were priced at 98.629% of their face value to yield 9 7/8%, and are fully and unconditionally guaranteed by the Guarantors. The closing of the sale of the Notes occurred on April 20, 2006, and we issued global notes for the Notes pursuant to an Indenture dated as of April 20, 2006, and entered into the same day, among the Issuers, the Guarantors and Wells Fargo Bank, N.A., as Trustee. The initial purchasers purchased the Notes at a discount equal to 1.625% of the principal amount of the Notes.
     We are obligated to pay the $125 million aggregate principal amount of the Notes in cash upon maturity on May 1, 2014. We will pay 9 5/8% interest per annum on the principal amount of the Notes, payable semi-annually in arrears on May 1 and November 1 of each year, starting on November 1, 2006 to holders of record at the close of business on the preceding April 15 and October 15, respectively.
     We intend to use a portion of the net proceeds from the private placement of the Notes to repay all borrowings outstanding under our senior credit agreement and to completely discharge outstanding indebtedness under, and to terminate, our subordinated credit agreement with The Royal Bank of Scotland plc.
     The Notes are our unsecured senior obligations, and will:
•	rank equally in right of payment will all our existing and future senior indebtedness;

•	rank senior to all of our future subordinated indebtedness; and,

•	be effectively junior in right of payment to all of our and the Gurantors’ existing and future secured indebtedness, including debt of our senior credit agreement.
     Except as set forth below, we will not be entitled to redeem the Notes prior to May 1, 2010. On and after May 1, 2010, we will be entitled to redeem all or a portion of the Notes at the redemption prices, plus accrued interest to the redemption date, if redeemed during the 12-month period commencing on May 1 of the years set forth below:

Period	Redemption Price
2010	104.813%
2011	102.406%
2012 and thereafter	100.000%
     At any time prior to May 1, 2009, we may use the net proceeds from one or more equity offerings to redeem up to an aggregate of 35% of the aggregate principal amount of the Notes issued under the Indenture (including the principal amount of any additional Notes issued under the Indenture) at a redemption price of 109.625% of the principal amount of the Notes plus any accrued and unpaid interest, if any, to the redemption date, subject to certain conditions.
     If we experience a Change of Control (as defined in the Indenture), we will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase.
     The Indenture restricts our ability and the ability of our restricted subsidiaries to:

·	incur additional debt;	·	engage in sale and leaseback transactions;
·	pay dividends on, or redeem or repurchase stock;	·	restrict dividends or other payment from subsidiaries,
·	create liens;	·	merge or consolidate;
·	make specified types of investments;	·	sell equity interests of subsidiaries; and
·	apply net proceeds from certain asset sales;	·	sell, assign, transfer, lease, convey or dispose of assets.
·	engage in transactions with our affiliates;
     These covenants are subject to a number of important exceptions and qualifications.
     The Notes are included herein as Exhibits 4.3 and 4.4 and are incorporated herein by reference. The forgoing description of the Notes does not purport to be complete and is qualified in its entirety by reference to such document.
     The Notes are fully and unconditionally guaranteed by the Guarantors. On April 20, 2006, the Guarantors delivered Notations of Guarantee evidencing their obligation to guarantee the Notes. The Guarantees are included herein as Exhibit 4.2 and are incorporated herein by reference. The foregoing description of the Guarantees does not purpose to be complete and is qualified in its entirety by reference to such document.
     Also effective April 10, 2006, we entered into the First Amendment to our Fourth Amended and Restated Credit Agreement dated June 29, 2005 with the lenders party thereto, Banc of America Securities LLC, as Lead Arranger, Bank of America, N.A., administrative agent and issuing lender, The Royal Bank of Scotland plc, as co-arranger and documentation agent, BNP Paribas, as co-arranger and syndication agent and two other banks, Hibernia National Bank and Natexas Banques Populaires. The First Amendment, among other things, reduced the borrowing base for our senior credit agreement to $50 million and our banks consented to our issuance of the Notes.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits:

Exhibit
Number	Description
4.1	Indenture dated as of April 20, 2006, among Brigham Exploration Company, the Guarantors named therein and Wells Fargo Bank, N.A., as trustee.
4.2	Notations of Guarantees dated as of April 20, 2006, among Brigham Exploration Company, the Guarantors named therein and Wells Fargo Bank, N.A., as trustee.
4.3	Rule 144A 9 5/8% Senior Notes due 2014.
4.4	Reg S 9 5/8% Senior Notes due 2014.
10.1	Purchase Agreement dated April 12, 2006, among Brigham Exploration Company, the Guarantors named therein and the Initial Purchasers named therein.
10.2	Registration Rights Agreement dated April 20, 2006, among Brigham Exploration Company, the Guarantors named therein and the Initial Purchasers named therein.
10.3	First Amendment to Fourth Amended and Restated Credit Agreement, between Brigham Exploration Company and the banks named therein, dated April 10, 2006.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGHAM EXPLORATION COMPANY
Date: April 24, 2006	By:	/s/ Eugene B. Shepherd, Jr.
Eugene B. Shepherd, Jr.
Executive Vice President & Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description
4.1	Indenture dated as of April 20, 2006, among Brigham Exploration Company, the Guarantors named therein and Wells Fargo Bank, N.A., as trustee.
4.2	Notations of Guarantees dated as of April 20, 2006, among Brigham Exploration Company, the Guarantors named therein and Wells Fargo Bank, N.A., as trustee.
4.3	Rule 144A 9 5/8% Senior Notes due 2014.
4.4	Reg S 9 5/8% Senior Notes due 2014.
10.1	Purchase Agreement dated April 12, 2006, among Brigham Exploration Company, the Guarantors named therein and the Initial Purchasers named therein.
10.2	Registration Rights Agreement dated April 20, 2006, among Brigham Exploration Company, the Guarantors named therein and the Initial Purchasers named therein.
10.3	First Amendment to Fourth Amended and Restated Credit Agreement, between Brigham Exploration Company and the banks named therein, dated April 10, 2006.